As filed with the Securities and Exchange Commission on July 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2582379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1919 Flowers Circle

Thomasville, Georgia 31757

(229) 226-9110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Avera

Executive Vice President,

Secretary and General Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

(229) 226-9110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sterling A. Spainhour, Jr., Esq.

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309

(404) 521-3939

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,178,648	$21.01	$45,773,394	$5,246

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, the price per share is based on the average of the high and low sales prices of the common stock reported on the New York Stock Exchange on July 25, 2012.

PROSPECTUS

2,178,648 Shares

Flowers Foods, Inc.

Common Stock

This prospectus relates to the resale, from time to time, by the selling shareholders identified herein (each a “Selling Shareholder,” and collectively, the “Selling Shareholders”) of up to 2,178,648 shares of common stock, par value $0.01 per share, of Flowers Foods, Inc. The shares of our common stock are being registered to fulfill our contractual obligations under a registration rights agreement by and among us and the Selling Shareholders. The Selling Shareholders acquired these shares of common stock from us in a private placement conducted in connection with the consummation of our acquisition of Lepage Bakeries, Inc. and certain of its affiliated companies, which closed on July 21, 2012. The Selling Shareholders will determine the time and manner of sale of the shares of our common stock covered by this prospectus. See “Selling Shareholders” and “Plan of Distribution.”

The shares of our common stock to which this prospectus relates may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the shares of our common stock offered by this prospectus. We will pay all costs, expenses and fees incurred in connection with the preparation and filing of this prospectus and the related registration statement. The Selling Shareholders will pay all expenses incurred in connection with sales of the shares of our common stock covered by this prospectus. The Selling Shareholders will also be responsible for other costs, if any, incurred in selling the shares of our common stock, which costs may include, among other things, underwriters discounts, brokerage fees and commissions.

Our common stock trades on the New York Stock Exchange under the symbol “FLO.” The last reported sale price of our common stock on the New York Stock Exchange on July 30, 2012 was $21.50 per share.

Investing in these securities involves certain risks. See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the Selling Shareholders may, from time to time, offer and sell, in one or more offerings, the shares of our common stock described in this prospectus. This prospectus provides you with a general description of the shares of our common stock that the Selling Shareholders may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the Selling Shareholders. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and any applicable prospectus supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Flowers Foods,” “we,” “us,” and “our” refer to Flowers Foods, Inc., a corporation organized in the state of Georgia, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Information incorporated by reference is deemed to be part of this prospectus. The incorporated information is an important part of this prospectus, and information that we file later with the SEC will automatically update and modify or supersede, as applicable, information contained in documents filed earlier with the SEC or contained in this prospectus. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. This prospectus incorporates by reference the information in the following documents (other than information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2012, that are incorporated therein by reference);

•	Our Quarterly Report on Form 10-Q for the period ended April 21, 2012;

•

our Current Reports on Form 8-K filed with the SEC on February 29, 2012, March 29, 2012, April 3, 2012, June 1, 2012, June 4, 2012 and July 23, 2012, other than information furnished under Items 2.02 or 7.01 of Form 8-K;

•	the description of our common stock in our Form 10/A filed on February 9, 2001; and

•

all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of the securities covered by this prospectus.

You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing at the following address: Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Department or by telephone at (229) 226-9110. These documents may also be accessed through our website at www.flowersfoods.com. Information contained on our website is not intended to be incorporated by reference in, and should not be considered a part of, this prospectus. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Any documents we file with the SEC also may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

FORWARD-LOOKING STATEMENTS

Certain statements contained in, or incorporated by reference in, this prospectus that may be deemed “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to current expectations regarding our future financial condition, liquidity and results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms, or other comparable terminology. These forward-looking statements are based upon assumptions we believe are reasonable.

Forward-looking statements are based on current information and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. Certain factors that may cause actual results to differ materially from those projected are discussed in this prospectus and the documents incorporated herein by reference and may include, but are not limited to:

•

unexpected changes in any of the following: (1) general economic and business conditions; (2) the competitive setting in which we operate, including, advertising or promotional strategies by us or our competitors, as well as changes in consumer demand; (3) interest rates and other terms available to us on our borrowings; (4) energy and raw materials costs and availability and hedging counter-party risks; (5) relationships with or increased costs related to our employees, independent distributors and third party service providers; and (6) laws and regulations (including environmental and health-related issues), accounting standards or tax rates in the markets in which we operate;

•	the loss or financial instability of any significant customer(s);

•	our ability to execute our business strategy, which may involve integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values;

•	our ability to operate existing, and any new, manufacturing lines according to schedule;

•	the level of success we achieve in developing and introducing new products and entering new markets;

•	changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products;

•	our ability to implement new technology and customer requirements as required;

•

the credit and business risks associated with our independent distributors and customers which operate in the highly competitive retail food and foodservice industries, including the amount of consolidation in these industries;

•	changes in pricing, customer and consumer reaction to pricing actions, and the pricing environment among competitors within the industry;

•	consolidation within the baking industry and related industries;

•

any business disruptions due to political instability, armed hostilities, incidents of terrorism, natural disasters, technological breakdowns, product contamination or the responses to, or repercussions from, any of these or similar events or conditions and our ability to insure against such events; and

•	regulation and legislation related to climate change that could affect our ability to procure our commodity needs or that necessitate additional unplanned capital expenditures.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by us (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by us. Please refer to the factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. We undertake no obligation to publicly revise or update such statements, except as required by law. You are advised, however, to consult any further public disclosures by us (such as in our filings with the SEC or in company press releases) on related subjects.

ABOUT FLOWERS FOODS

Flowers Foods currently operates two business segments: a direct-store-delivery segment (“DSD segment”) and a warehouse delivery segment (“warehouse segment”). The DSD segment operates 35 bakeries that market a wide variety of fresh bakery foods, including fresh breads, buns, rolls, tortillas, and snack cakes. These products are sold through a DSD route delivery system to retail and foodservice customers in the Northeast, Southeast, Mid-Atlantic, and Southwest, as well as in select markets in California, and Nevada. The warehouse segment operates 9 bakeries and 1 bakery mix plant and produces snack cakes and breads and rolls that are shipped both fresh and frozen to national retail, foodservice, vending, and co-pack customers through their warehouse channels.

Flowers Foods is a Georgia corporation and was founded in 1919. Our principal executive offices are located at 1919 Flowers Circle, Thomasville, Georgia 31757, and our telephone number at that address is (229) 226-9110. Our corporate website address is www.flowersfoods.com. The information on our website is not part of or incorporated by reference into this prospectus.

THE OFFERING

The shares of our common stock to which this prospectus relates may be sold from time to time by the Selling Shareholders. The Selling Shareholders acquired these shares of common stock from us in a private placement conducted in connection with the consummation of our acquisition of Lepage Bakeries, Inc. and certain of its affiliated companies, which closed on July 21, 2012. The shares of our common stock are being registered to fulfill our contractual obligations under a registration rights agreement by and among us and the Selling Shareholders.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be impaired in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

The proceeds from any sale of our common stock pursuant to this prospectus are solely for the account and benefit of the Selling Shareholders. We will not receive any proceeds from any sale of our common stock by the Selling Shareholders.

SELLING SHAREHOLDERS

The shares of our common stock to which this prospectus relates consist of 2,178,648 shares that we originally issued to the Selling Shareholders in a private placement and constituted consideration paid to the Selling Shareholders in connection with the consummation of our acquisition of Lepage Bakeries, Inc. and certain of its affiliated companies, which closed on July 21, 2012. Of those 2,178,648 shares of our common stock issued as merger consideration, 381,264 shares were placed into escrow to secure certain indemnification obligations set forth in the merger agreement. Assuming no claims are asserted, the shares of our common stock held in the indemnity escrow will be released to the Selling Shareholders on January 21, 2014.

In connection with the acquisition, pursuant to a registration rights agreement dated July 21, 2012, by and among us and the Selling Shareholders, we granted certain registration rights to the Selling Shareholders covering the shares of our common stock that they received. In satisfaction of certain of our obligations under such registration rights agreement, we filed with the SEC an automatic shelf registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time on the New York Stock Exchange, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for a period of twelve months from the date that the registration statement is declared effective, provided that if a Selling Shareholder is deemed to be an affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) of us at the end of such period, we have agreed to keep the registration statement effective until the earlier of such time as the Selling Shareholder is no longer deemed to be an affiliate or all of the shares of our common stock covered by this prospectus have been sold or transferred to someone other than a Selling Shareholder.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. The Selling Shareholders are currently, or immediately following the acquisition were, our officers or employees. To our knowledge, each Selling Shareholder has sole voting and investment power with respect to his shares of our common stock.

The Selling Shareholders may sell some, all or none of their shares of our common stock offered by this prospectus from time to time. We do not know how long the Selling Shareholders will hold their shares of our common stock before selling them. However, the merger agreement dated May 31, 2012 contains certain transfer and sale restrictions on those shares of our common stock that will expire as follows:

•	with respect to 1,089,324 shares, on December 3, 2012;

•	with respect to 435,730 shares, on July 21, 2013;

•	with respect to 217,864 shares, on July 21, 2014;

•	with respect to 217,866 shares, on July 21, 2015; and

•	with respect to 217,864 shares, on July 21, 2016.

Other than the registration rights agreement and the merger agreement, we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares of our common stock being offered hereunder.

The following table sets forth, to our knowledge, information about the Selling Shareholders as of July 26, 2012.

				Shares Owned After the Offering Assuming the Sale of all Covered Shares
Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Number of Shares of Common Stock Covered by This Prospectus		Number	%
Andrew P. Barowsky	0	1,089,324	*	0		**
Albert R. Lepage	16,832	1,089,324	*	16,832		**

*	Acquired by the Selling Shareholders on July 21, 2012.
**	Represents less than one percent.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated articles of incorporation (“Articles of Incorporation”), our amended and restated bylaws (“Bylaws”), each of which have been publicly filed with the SEC, and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and Bylaws below. The summary is not complete. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.

Our authorized capital stock consists of:

•	500,000,000 shares of common stock, $0.01 par value per share; and

•

1,000,000 shares of preferred stock (including 200,000 shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), $100 par value per share, and 800,000 shares of preferred stock, $0.01 par value per share).

As of July 26, 2012, there were 138,695,434 shares of common stock issued and outstanding. No shares of our preferred stock are outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferential rights of any issued and outstanding preferred stock, including the Series A Preferred Stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Flowers Foods, holders of our common stock are entitled to share ratably in all assets, if any, remaining after payment of liabilities and the liquidation preferences of any issued and outstanding preferred stock, including the Series A Junior Preferred Stock. Holders of our common stock have no preemptive rights, no cumulative voting rights and no rights to convert their shares of our common stock into any other securities of Flowers Foods or any other person.

Certain Provisions of the Articles of Incorporation, the Bylaws and Georgia Law

Advance Notice of Proposals and Nominations

The Bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the Bylaws, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a shareholder who has given to the Corporate Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at a shareholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.

Supermajority Voting Provisions

Certain provisions of our Articles of Incorporation and Bylaws (e.g., removal of directors, classified board provision, special meetings) may not be amended or repealed by shareholders without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of common stock (and, in some instances, the outstanding shares of preferred stock voting together with the common stock, to the extent the outstanding shares of preferred stock are afforded voting rights and powers generally equal to the voting rights and powers of shares of common stock).

Certain Anti-Takeover Effects of Georgia Law

We have elected in our Bylaws to be subject to the Fair Price and Business Combination provisions of the Georgia Business Corporation Code, or the GBCC. Under the Fair Price provision, in addition to any vote required by law or by our Articles of Incorporation, “business combinations” with an “interested shareholder” must be:

•	unanimously approved by “continuing directors,” if such continuing directors constitute at least three members of the board of directors at the time of the approval, or

•

recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder,” unless fair price criteria are met.

Under the Business Combinations provision, we are generally prohibited from entering into business combination transactions with any “interested shareholder” for a five-year period following the time that such shareholder became an interested shareholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•

in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting stock of the corporation which was not held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation; or

•

after becoming an interested shareholder, that shareholder acquired additional shares resulting in that shareholder owning at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation, and the business combination was approved by a majority of voting stock not held by the interested shareholder, directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation.

Under the GBCC, repeal of the Bylaws subjecting us to these provisions requires the affirmative vote of (i) at least two-thirds of the continuing directors, (ii) a majority of the shares of Flowers Foods other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, and (iii) 66 2/3% of the voting power of the then outstanding shares of Flowers Foods common stock and preferred stock voting together, to the extent shares of preferred stock have been afforded voting rights. A “continuing director” means (x) any director who is not an affiliate or associate of an interested shareholder or its affiliates other than Flowers Foods or our subsidiaries and who was a director prior to the date the shareholder became an interested shareholder, and (y) any successor to that director who is not an affiliate or associate of an interested shareholder or its affiliates other than Flowers Foods or our subsidiaries and who is recommended or elected by a majority of all the continuing directors. An “interested shareholder” includes any person other than Flowers Foods or our subsidiaries that (A) with its affiliates, beneficially owns or has the right to own 10% or more of the outstanding voting power of Flowers Foods, or (B) is an affiliate of Flowers Foods and has, at any time within the preceding two-year period, been the beneficial owner of 10% or more of the voting power of Flowers Foods.

Transfer Agent and Registrar

Computershare Trust Company N.A. is the transfer agent and registrar for our common stock.

Future Issuance of Preferred Stock

Pursuant to the Articles of Incorporation, 200,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock. In addition, our Board of Directors is authorized, to the fullest extent permitted by law, to establish out of our authorized shares of preferred stock, one or more classes or series of preferred stock, having such relative rights, preferences, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, as our Board of Directors shall determine without further vote or action by the shareholders.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

PLAN OF DISTRIBUTION

The Selling Shareholders (including any charitable or private foundation on whose board a Selling Shareholder serves, or any other of their permitted transferees or assignees, selling shares of our common stock received after the date of this prospectus from the Selling Shareholders as a gift) may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the New York Stock Exchange or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions or otherwise. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling the shares of our common stock covered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of shares of our common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, not in excess of customary commissions. If a Selling Shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares of our common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration statement of which this prospectus is a part and the registration of the shares of our common stock generally. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Selling Shareholders have also agreed to indemnify us against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale by the Selling Shareholders of the shares of our common stock covered by this prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock covered by this prospectus may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person.

We cannot assure you that the Selling Shareholders will sell all or any portion of the securities offered hereby.

LEGAL OPINION

A legal opinion relating to the securities being offered by this prospectus will be rendered by Jones Day, Atlanta, Georgia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration fee	$5,246
Legal fees and expenses	35,000
Printing fees	1,000
Accounting fees and expenses	8,000
Miscellaneous	5,000

Total	$54,246

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the GBCC or was adjudged liable as described in subsection (d) of Section 14-2-851 of the GBCC.

Section 14-2-852 of the GBCC provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

Section 14-2-857(c) of the GBCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857(d) provides that a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Our Articles of Incorporation provide that a director of Flowers Foods shall not be liable to Flowers Foods or its shareholders for or with respect to any acts or omissions in the performance of his duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GBCC as currently in effect or as the same may be amended or under any other applicable law.

Our Articles of Incorporation and Bylaws provide that each person who is or was or had agreed to become a director or officer of Flowers Foods, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer as an employee or agent of Flowers Foods or as a director, officer, employee or agent of another entity, shall be indemnified by us to the fullest extent permitted by the GBCC or any other applicable law as presently or hereafter in effect. This right of indemnification includes the advancement of expenses incurred in defending a proceeding. We may, by action of the Board of Directors, provide indemnification to other employees and agents of Flowers Foods with the same scope and effect as the foregoing indemnification of our directors and officers.

In addition, we have entered into indemnification agreements with certain of our executive officers and directors whereby we agree to hold harmless and indemnify such executive officer or director, to the fullest extent permitted by applicable law, for any and all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement in connection with any threatened, pending, or completed action, suit, or proceeding.

ITEM 16.	EXHIBITS

Exhibit No.	Description

4.1	Restated Articles of Incorporation of Flowers Foods, Inc. as amended on May 30, 2008 (Incorporated by reference to Flowers Foods’ Quarterly Report on Form 10-Q, dated June 4, 2009, File No. 1-16247).

4.2	Amended and Restated Bylaws of Flowers Foods, Inc., as amended and restated on November 14, 2008 (incorporated by reference to Flowers Foods’ Current Report on Form 8-K dated November 18, 2008, File No. 1-16247).

4.3	Share Certificate of Common Stock of Flowers Foods, Inc. (Incorporated by reference to Flowers Foods’ Annual Report on Form 10-K, dated February 29, 2012, File No. 1-16247).

4.4	Registration Rights Agreement by and among Flowers Foods, Inc., Andrew Barowsky and Albert Lepage dated July 21, 2012 (Incorporated by reference to Flowers Foods’ Current Report on Form 8-K, dated July 23, 2012, File No. 1-16247).

5.1*	Opinion of Jones Day regarding validity.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

*	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on this 31st day of July, 2012.

FLOWERS FOODS, INC.

By:	/s/ R. STEVE KINSEY
R. Steve Kinsey
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Flowers Foods, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints George E. Deese, R. Steve Kinsey and Stephen R. Avera, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for resale by the Selling Shareholders of shares of the common stock of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE E. DEESE George E. Deese	Chief Executive Officer and Chairman of the Board	July 31, 2012

/s/ R. STEVE KINSEY R. Steve Kinsey	Executive Vice President and Chief Financial Officer	July 31, 2012

/s/ KARYL H. LAUDER Karyl H. Lauder	Senior Vice President and Chief Accounting Officer	July 31, 2012

/s/ AMOS R. MCMULLIAN Amos R. McMullian	Director	July 31, 2012

/s/ JOE E. BEVERLY Joe E. Beverly	Director	July 31, 2012

/s/ FRANKLIN L. BURKE Franklin L. Burke	Director	July 31, 2012

/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	Director	July 31, 2012

/s/ BENJAMIN H. GRISWOLD, IV Benjamin H. Griswold, IV	Director	July 31, 2012

Signature	Title	Date

/s/ J.V. SHIELDS, JR. J.V. Shields, Jr.	Director	July 31, 2012

/s/ DAVID V. SINGER David V. Singer	Director	July 31, 2012

/s/ MELVIN T. STITH Melvin T. Stith	Director	July 31, 2012

/s/ JACKIE M. WARD Jackie M. Ward	Director	July 31, 2012

/s/ C. MARTIN WOOD III C. Martin Wood III	Director	July 31, 2012

Exhibit Index

Exhibit No.	Description

4.1	Restated Articles of Incorporation of Flowers Foods, Inc. as amended on May 30, 2008 (Incorporated by reference to Flowers Foods’ Quarterly Report on Form 10-Q, dated June 4, 2009, File No. 1-16247).

4.2	Amended and Restated Bylaws of Flowers Foods, Inc., as amended and restated on November 14, 2008 (incorporated by reference to Flowers Foods’ Current Report on Form 8-K dated November 18, 2008, File No. 1-16247).

4.3	Share Certificate of Common Stock of Flowers Foods, Inc. (Incorporated by reference to Flowers Foods’ Annual Report on Form 10-K, dated February 29, 2012, File No. 1-16247).

4.4	Registration Rights Agreement by and among Flowers Foods, Inc., Andrew Barowsky and Albert Lepage dated July 21, 2012 (Incorporated by reference to Flowers Foods’ Current Report on Form 8-K, dated July 23, 2012, File No. 1-16247).

5.1*	Opinion of Jones Day regarding validity.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

*	Filed herewith.